UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 8, 2022
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1830 Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
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Item 7.01         Regulation FD Disclosure

Anfield Settlement

On June 8, 2022, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release to report that it has closed a series of transactions with Anfield Energy Inc. (“Anfield”) pursuant to which Anfield has settled $18.34 million of indebtedness (the “Anfield Indebtedness”) owing to UEC (collectively, the “Anfield Settlement”). The Company received the Anfield Indebtedness through its $112 million acquisition of Uranium One Americas, Inc. (“U1 Americas”) in December 2021.

Subsequent to the closing of the Anfield Settlement, and the pending return of certain surety amounts related to the U1 Americas transaction, UEC will have over $182 million of cash and liquid assets, and no debt.

Amir Adnani, President and CEO, stated: “We are pleased to have completed mutually beneficial agreements where the Anfield Indebtedness has now been repaid to UEC with significant cash proceeds and a strategic equity stake in Anfield. The transactions also include a property swap allowing us to consolidate 25 additional uranium properties into our Wyoming portfolio including the Charlie project which will be incorporated into our future mining operations at the Christensen Ranch project. As a result, UEC will control the largest ISR uranium portfolio in the United States. We look forward to Anfield’s progress as it emerges from these transactions debt-free and positioned as a leading conventional uranium-vanadium developer in the Uravan Mineral Belt.”

Mr. Adnani continued: “This week’s announcement by the Biden Administration potentially marks the beginning of a new chapter in the future of the domestic U.S. nuclear fuel industry. In light of Russia’s ongoing invasion of Ukraine, the Biden Administration is proposing a plan whereby the Department of Energy is asking Congress for approval and appropriations to purchase $3.5 billion of domestic low-enriched uranium which is comprised of uranium, conversion and enrichment services from U.S. suppliers. We look forward to working with the Department of Energy to advance U.S. national and energy security interests in domestic uranium capabilities as the U.S. transitions away from Russian supply.”

The Anfield Indebtedness to UEC was settled through the payment of $9.17 million in cash plus the issuance to UEC of 96,272,918 units of Anfield (each, an “Anfield Unit”), which were issued at a deemed price of $0.095 per Anfield Unit for an aggregate value of approximately $9.17 million. Each Anfield Unit is comprised of one common share of Anfield (each, an “Anfield Share”) plus one Anfield share purchase warrant (each, an “Anfield Warrant”), with each Anfield Warrant entitling UEC to acquire one Anfield Share at a price of C$0.18 per Anfield Share until May 12, 2027. The securities underlying the Anfield Units are subject to certain resale restrictions. As a result, UEC now owns approximately 16% of Anfield on an outstanding basis (including warrants, approximately 27% on a partially diluted basis).

Additionally, UEC completed a property swap agreement (the “Property Swap”) with Anfield in which the Company will receive Anfield’s portfolio of 25 in-situ recovery (“ISR”) uranium projects in Wyoming (the “Wyoming ISR Asset Portfolio”) in exchange for UEC’s Slick Rock and Long Park projects located in Colorado. The Wyoming ISR Asset Portfolio increases UEC’s Wyoming land holdings by 50%, adding 55,119 acres of federal mining claims and state mineral leases. This includes 7.1 million feet of drill data with historic resources totaling 12.6 million lbs. U3O8 (full details of the historic resources acquired by UEC pursuant to the Property Swap can be found in Table 1 below).

The Wyoming ISR Asset Portfolio is comprised of the Charlie project, located immediately adjacent to UEC’s Christensen Ranch property, along with nine projects in the Powder River Basin, seven projects in the Great Divide Basin, four projects in the Wind River Basin, three projects in the Shirley Basin and one project in the Black Hills.

The Charlie project is a state mineral lease that is 90% surrounded by UEC’s Christensen Ranch permit and wellfield operations. The Charlie project ore body is well defined and is a continuation of UEC’s ore body located between Mine Unit 8 and Mine Unit 10 at Christensen Ranch. A Wyoming Department of Environmental Quality Permit to Mine exists for the Charlie project which UEC intends to update to current standards for ISR mining and incorporate the project as two additional Mine Units of the Christensen Ranch project.

Technical Disclosure

Table 1 – Wyoming ISR Asset Portfolio historic* resources.

Project	Classification	Tons (kt)	Uranium Grade (% U3O8)	Contained Uranium (klbs U3O8)
Charlie	Indicated Inferred	1,255 411	0.12% 0.12%	3,100 988
Clarkson Hill	Inferred	957	0.06%	1,113
Nine Mile Lake	Indicated Inferred	2,108 1,297	0.06% 0.07%	2,504 1,804
Red Rim	Indicated Inferred	337 473	0.17% 0.16%	1,142 1,539
South Sweetwater	M&I Inferred	95 202	0.07% 0.07%	133 283
Total	M&I Inferred	3,795 3,340	0.09% 0.09%	6,879 5,727

* The Company’s Qualified Person has not done sufficient work to classify these historic estimates as current mineral resources and UEC is not treating such historical resources as a current estimate of mineral resources.

Notes to the historic mineral resource estimates:

-	Charlie: NI 43-101 compliant resource estimate dated September 5, 2018 and prepared by BRS Engineering, Inc. Based on a 0.02% U3O8 cut-off grade.

-	Clarkson Hill: NI 43-101 compliant resource estimate dated July 27, 2017 and prepared by BRS Engineering, Inc. Based on a 0.02% U3O8 cut-off grade.
-	Nine Mile Lake: NI 43-101 compliant resource estimate dated March 29, 2018 and prepared by BRS Engineering, Inc. Based on a 0.025% U3O8 cut-off grade.
-	Red Rim: NI 43-101 compliant resource estimate dated March 31, 2017 and prepared by BRS Engineering, Inc. Based on a 0.025% U3O8 cut-off grade.
-	South Sweetwater: NI 43-101 compliant resource estimate dated December 30, 2008 and prepared by BRS Engineering, Inc. Based on a 0.025% U3O8 cut-off grade.

A copy of the news release is attached as Exhibit 99.1 hereto.

Early Warning Report filing

On June 8, 2022, the Company issued a further news release announcing that it has filed an early warning report pursuant to National Instrument 62-103 – The Early Warning System and Related Take-Over Bid and Insider Reporting Issues for the purpose of reporting the acquisition of its Anfield Shares and Anfield Warrants in the capital of Anfield (collectively, the “Anfield Securities”) as a result of the closing of the Anfield Settlement.

Prior to the acquisition of the Anfield Securities, UEC did not own or control any Anfield Shares. As a result of the acquisition of the Anfield Securities, UEC currently holds 96,272,918 Anfield Shares, representing approximately 15.4% of the issued and outstanding Anfield Shares (on a non-diluted basis), based on an aggregate of 623,858,283 issued and outstanding Anfield Shares. Prior to the acquisition of the Anfield Warrants, UEC did not own or control any Anfield Warrants. UEC currently holds 96,272,918 Anfield Warrants, representing approximately 43.1% of the issued and outstanding Anfield Warrants, based on an aggregate of 223,272,918 issued and outstanding Anfield Warrants.

The Acquired Securities were acquired by UEC pursuant to the Debt Settlement and are being held for investment purposes. UEC may, from time to time, depending on market or other conditions, increase or decrease its beneficial ownership of the securities of Anfield.

The Early Warning Report to which the news release relates has been filed on the System for Electronic Document Analysis and Retrieval.

A copy of this news release is attached as Exhibit 99.2 hereto.

Item 9.01       Financial Statements and Exhibits

(a)                  Financial Statements of Business Acquired

Not applicable.

(b)                  Pro forma Financial Information

Not applicable.

(c)                  Shell Company Transaction

Not applicable.

(d)                  Exhibits

Exhibit	Description

99.1	News Release dated June 8, 2022 – Anfield Settlement.

99.2	News Release dated June 8, 2022 – Early Warning Report filing.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: June 8, 2022.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer
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